Advanced Micro Devices, Inc.
Conflict Minerals Report
For the Reporting Period from January 1 to December 31, 2023

This Conflict Minerals Report for Advanced Micro Devices, Inc. (“AMD”) covers the reporting period from January 1 to December 31, 2023 and has been prepared in accordance with Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 13p-1 and Form SD thereunder (the “Conflict Minerals Rule” or “Rule”). The Conflict Minerals Rule requires disclosure of certain information by companies filing reports with the Securities and Exchange Commission (“SEC”) that manufacture, or contract to manufacture, products for which certain minerals specified in Section 13(p) of the Exchange Act and the Rule as “conflict minerals” are necessary to the functionality or production of those products. The term “conflict minerals” is defined as columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin and tungsten. For the purposes of this report, tin, tungsten, tantalum and gold will collectively be referred to as the “3TG”. The term “Covered Countries” for purposes of the Conflict Minerals Rule are the Democratic Republic of the Congo (“DRC”) and the following adjoining countries: the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola.
References in this Conflict Minerals Report to “AMD,” “we,” “us” or “our” mean Advanced Micro Devices, Inc. and our consolidated subsidiaries. The term “armed groups” means an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country.

Overview of our Program
Our efforts to break the link between the minerals trade and conflict in the Democratic Republic of Congo began in 2008. Through industry initiatives and collaboration with our supply chain, we work to support the responsible sourcing of minerals from Conflict-Affected and High-Risk Areas1 (CAHRA) which includes Covered Countries. Since then, our view and insight into the minerals supply chain have developed beyond 3TG to include cobalt. Our goal is to source only from smelters and refiners that participate and are conformant to third-party audit programs such as the Responsible Minerals Initiative’s (RMI), Responsible Minerals Assurance Process (RMAP), London Bullion Market Association (LBMA), or Responsible Jewelry Council (RJC). The RMI mutually recognizes the independent third-party gold refiner audit programs from the LBMA and RJC. As we learn more about potential social and environmental impacts, we continue to assess our supply chain and have prioritized minerals for additional due diligence.
1 Conflict-affected and high-risk areas are identified by the presence of armed conflict, widespread violence or other risks of harm to people. Armed conflict may take a variety of forms, such as a conflict of international or non-international character, which may involve two or more states, or may consist of wars of liberation, or insurgencies, civil wars, etc. High-risk areas may include areas of political instability or repression, institutional weakness, insecurity, collapse of civil infrastructure and widespread violence. Such areas are often characterized by widespread human rights abuses and violations of national or international law.

We designed our program in alignment with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, including the related supplements on gold, tantalum, tin and tungsten (the “OECD Guidance”). The SEC has recognized the OECD Guidance as an appropriate nationally and internationally recognized due diligence framework for conflict mineral reporting purposes.
We contribute to industry efforts as a member of the Responsible Business Alliance (“RBA”), and we are an active member of RMI. Through RMI, we connect with industry members, governments, non-profits, and other stakeholders to advance the use of tools and resources with the aim of supporting responsible mineral production and sourcing on a global scale. We support the RMI’s efforts to develop standards and tools that benefit all companies working to break the link between minerals trade and conflict. Specifically, AMD staff participate in RMI multi-stakeholder calls and due diligence meetings, as well as utilize RMI tools and resources for reporting and risk management.

Product and Supply Chain Description

We are a global semiconductor company primarily offering:
•server microprocessors (CPUs),graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), Smart Network Interface Cards (SmartNICs), Artificial Intelligence (AI) accelerators and Adaptive System-on-Chip (SoC) products for data centers;
•CPUs, APUs and chipsets for desktop, notebook, and handheld personal computers;
•discrete GPUs, and semi-custom SoC products and development services; and
•embedded CPUs, GPUs, APUs, FPGAs, System on Modules (SOMs) and Adaptive SoC products.
For a detailed description of our business and products, see “Part I, Item 1—Business” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC.
All of our products may contain 3TG, which is necessary for the functionality or production of such products; therefore, all of our products are in the scope of this report. As a fabless semiconductor company, our manufacturing operations are wholly outsourced to a carefully selected network of suppliers. AMD performs due diligence on relevant suppliers that AMD buys from directly and that provide materials and/or manufacturing services, collectively referred to as “Manufacturing Suppliers.”

Due Diligence
Design of our Program
The AMD due diligence process aligns with the OECD Guidance five-step framework.
•Step 1: Establish strong company management system
•Step 2: Identify and assess risks in the supply chain
•Step 3: Design and implement a strategy to respond to identified risks

•Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
•Step 5: Report on supply chain due diligence

Step 1: Establish Strong Company Management Systems.

Responsible Minerals Policy. We have established a responsible minerals sourcing policy that outlines our commitment, approach and expectations for sourcing materials used in our products. Our policy is available at
https://www.amd.com/system/files/documents/responsible-minerals-policy.pdf.
AMD has adopted the RBA Code of Conduct as the AMD Supplier Code of Conduct (“the Code”). We expect our suppliers to operate according to the Code and its expectations spanning labor, health and safety, environment, ethics, and management systems. The Code requires suppliers to maintain a conflict minerals policy and conduct supply chain due diligence aligned with OECD Guidance to ensure compliance to the Code. AMD requires each Manufacturing Supplier to communicate the same expectations to their suppliers in turn and implement reasonable mechanisms to monitor their compliance.
Internal Management Systems. The AMD responsible minerals team is responsible for the development of due diligence processes and the internal management systems that implement our responsible minerals policy. Our team works closely with the Corporate Responsibility team to set the program strategy and assess supply chain risks. We provide training to sourcing managers and work with them to communicate expectations to suppliers. Responsible Sourcing of Minerals resides within Global Operations and Quality and reports to the AMD Corporate Vice President of Direct Procurement and Board Operations.
Control Systems. The Conflict Mineral Reporting Template (“CMRT”) obtained from Manufacturing Suppliers allowed us to gather information that was important for our due diligence efforts, including the 3TG contained in the suppliers’ products and the names of smelters or refiners in their supply chain. We elected to use the CMRT because it is an internationally recognized and commonly used tool that facilitates efficient data gathering and aggregation. We also provided our Manufacturing Suppliers with the Code and communicated with them our responsible mineral policy to source only from smelters and refiners conformant to RMAP or RMI mutually recognized independent third-party audit programs.
Supplier Engagement. We communicate our Responsible Minerals Sourcing Policy annually to suppliers through the AMD Supplier Responsibility Guide. AMD monitors CMRT submissions and developed tools to flag actions required to meet our sourcing expectations. We also support capability building by utilizing the RMI Learning Academy to provide responsible mineral sourcing training to Manufacturing Suppliers.
Grievance Mechanisms. We established open lines of communication that serve as grievance mechanisms to provide employees, suppliers, and others outside of AMD to report violations of our policies or other concerns. Parties external to AMD may contact our responsible minerals team to report grievances, via a dedicated email address that is published in our responsible minerals policy. In addition, AMD employees and third-parties may anonymously report suspected violations using AMD Aware, available 24 hours a day, seven days a week. AMD

Aware is staffed by non-AMD personnel, who share any information reported with our Corporate Compliance Committee.

Step 2: Identifying and Assessing Risks in our Supply Chain.

We identify Manufacturing Suppliers that may contribute necessary 3TG to our products. We request these suppliers complete an annual supply chain survey, using the CMRT and other RMI templates. We expect suppliers to report accurately and to conduct good-faith due diligence when completing the CMRT. The use of the CMRT provides visibility to the smelters and refiners or the “pinch point” of the supply chain. Through industry collaboration and use of technology, we support greater transparency beyond the pinch point to the mine level. This provides additional insight to the potential risk of benefitting armed conflict or contributing to social and environmental abuses.
The smelter or refiner information provided by our Direct Manufacturing Suppliers is combined with the RMI process and tools to inform our risk assessment. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators aligned with the OECD Guidance including:
•Known mineral source country of origin;
•Responsible Minerals Assurance Process (RMAP) assessment status;
•Credible evidence of unethical or conflict sourcing; and
•Peer Assessments conducted by credible third-party sources.

Step 3: Designing and Implementing a Response to Identified Risks.

We leverage our participation in RMI to encourage responsible parties to implement corrective actions and to take the necessary steps to comply with industry standards. AMD recognizes the importance of conducting additional due diligence when smelters and refiners are located or sourcing from CAHRAs. AMD is aligned with industry best practices and takes actions to remove smelters and refiners that are not compliant with industry standards or are known to contribute to environmental or human rights abuses.
In the 2023 reporting year, 100% of the smelters and refiners reported to be in our supply chain participated2 in RMAP. Our internal tools enable us to review potential or actual risks identified during the due diligence process, primarily through the review of CMRTs submitted to AMD. In some cases, it becomes necessary for AMD to require Manufacturing Suppliers to disengage from a smelter or refiner when our standards are not met. This can have unintended economic and humanitarian consequences for local communities. Therefore, we take careful consideration to assess the impacts of disengaging from raw material sources.

Step 4: Independent Third-Party Audits of Smelter’s and Refiner’s Due Diligence Practices.

2 Smelters and refiners participating in RMAP are designated by the RMI as Active or Conformant.

We support the development and implementation of RMAP standards through our RMI membership. We participate in the RMI Smelter Engagement Team workgroup to support the growth and retention of smelters and refiners in the RMAP ecosystem. In 2024, AMD donated to the RMI’s Audit Fund to remove the financial barrier of RMAP participation. In addition, when a smelter or refiner is at risk of losing their conformant status, we reach out to the smelter or refiner directly to reinforce the importance of RMAP participation. Any reported smelters or refiners who were non-compliant or deny participation in the RMAP or equivalent schemes are to be removed from the supply chain.

Table 1: Smelter Participation in Third-Party Audit Programs
Table 1 lists the number of operational smelters and refiner facilities, identified by our surveyed Manufacturing Suppliers, as of February 20, 20243:

Reporting Year	Active	Conformant
2019	1	221
2020	1	243
2021	7	237
2022	2	227
2023	6	218

Step 5: Publicly Report our Supply Chain Due Diligence. The AMD Responsible Minerals Policy is published on our website and our annual Corporate Responsibility Report includes updates and progress on our Responsible Minerals Sourcing Program. Our Specialized Disclosure Report on Form SD for the reporting period from January 1 to December 31, 2023, which includes this Conflict Minerals Report, is also available at https://www.amd.com/en/corporate/corporate-responsibility/responsible-minerals-sourcing.html.
Steps to Further Mitigate Risk and Improve Due Diligence
AMD continues to take steps to improve our due diligence process to further mitigate the risk that 3TGs in our products could benefit armed groups in the DRC or adjoining countries. These steps include:
•Pilot the use of autonomous mapping and machine learning to map and identify risk deeper in the sub-tiers of the minerals supply chain;
•Continue to evaluate upstream sources through a broader set of tools to evaluate risk;
•Enhance engagement with Manufacturing Suppliers to provide more training resources on broadly used industry practices of responsible 3TG sourcing;
•Reinforce suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers;
3 Active facilities have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment.

•Continue to include an Environmental and Social Governance (ESG) clause in new or renewed supplier contracts, as well as in the terms and conditions of each purchase order issued; and
•Following the OECD Guidance process, increase the emphasis on validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

Reasonable Country of Origin Inquiry
AMD is required under the Rule to conduct a good-faith, reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary 3TG in our products either originated in the Covered Countries or came from recycled or scrap materials.
In 2023, RCOI efforts included requiring suppliers to complete the CMRT (see Identifying and Assessing Risks in our Supply Chain). To determine the country of origin of 3TG in our products, we utilized the RMI RMAP’s Reasonable Country of Origin Inquiry Data (the “RMI RCOI Data”). The RMI RCOI Data provides country of origin information for the raw materials used by smelters or refiners that are reported through RMAP as being conformant with their assessment standards (i.e., demonstrated with reasonable confidence that the smelter or refiner’s due diligence processes are aligned with the expectations in the OECD Guidance). Available RMI RCOI Data provides traceability upstream to countries of origin at an aggregate level. However, detailed information is shown as groupings of countries such that we are unable to determine with certainty the specific countries from which the 3TG in our products may be sourced.

Results of Efforts to Determine Country of Origin
Through our RCOI effort, AMD identified 19 of 224 smelters and refiners are known to source from the Covered Countries, all of which are conformant to third-party audit standards. In addition, 28 smelters and refiners source 100% recycled and scrap materials, all of which are conformant to third-party audit standards.

Table 2: Smelters and refiners sourcing recycled and scrap materials.

Gold	14
Tantalum	4
Tin	8
Tungsten	2

Table 3: Reasonable Country of Origin Inquiry List

Countries from which minerals in AMD products may have originated is based on sourcing information disclosed during third-party auditing processes and RMI’s Reasonable Country of Origin Inquiry report are believed to be the following as well as recycled and scrap sources:

Algeria	Burkina Faso	Dominican Republic	Hong Kong
Andorra	Burundi	Ecuador	Hungary
Antigua and Barbuda	Cambodia	Egypt	Iceland
Argentina	Cameroon	El Salvador	India
Australia	Canada	Estonia	Indonesia
Austria	Cayman Islands	Ethiopia	Republic of Ireland
Azerbaijan	Chile	Fiji	Israel
The Bahamas	China	Finland	Italy
Bangladesh	Taiwan	France	Jamaica
Barbados	Colombia	French Guiana	Japan
Belarus	Democratic Republic of the Congo	Georgia	Jordan
Belgium	Costa Rica	Germany	Kazakhstan
Benin	Ivory Coast	Ghana	Kenya
Bolivia	Croatia	Greece	South Korea
Bosnia and Herzegovina	Curaçao	Grenada	Kuwait
Botswana	Cyprus	Guatemala	Kyrgyzstan
Brazil	Czech Republic	Guinea	Laos
Bulgaria	Denmark	Guyana	Latvia
Liberia	New Zealand	Honduras	Lebanon
Liechtenstein	Nicaragua	Senegal	Tunisia
Lithuania	Niger	Serbia	Turkey
Luxembourg	Nigeria	Sierra Leone	Turks and Caicos Islands
Macau	Norway	Singapore	Uganda
Madagascar	Oman	Sint Maarten	Ukraine
Malaysia	Pakistan	Slovakia	United Arab Emirates
Mali	Panama	Slovenia	United Kingdom
Malta	Papua New Guinea	South Africa	United States
Mauritania	Peru	Spain	Uruguay
Mauritius	Philippines	Saint Vincent and the Grenadines	Uzbekistan
Mexico	Poland	Sudan	Vietnam
Monaco	Portugal	Suriname	Zambia
Mongolia	Puerto Rico	Sweden	Zimbabwe
Morocco	Romania	Switzerland
Mozambique	Russia*	Tajikistan
Myanmar	Rwanda	Tanzania
Namibia	Saint Kitts and Nevis	Thailand
Netherlands	Saudi Arabia	Trinidad and Tobago

* Sourcing ceased during the 2022 reporting year in accordance with United States law. Minerals from this country remain in the global supply chain in accordance with applicable sanctions law.

Table 4: AMD Smelter and Refiner List
Table 4 lists the facilities which, to the extent known, process the necessary minerals in our products based on the responses from the CMRT. Some Direct Manufacturing Suppliers completed the CMRT at the company level for only those products that they provide to AMD. Due to this, the enclosed list of smelters or refiners may contain more facilities than those that actually processed the 3TG contained in our products. This list only includes smelters and refiners that have been verified by RMI as eligible operating facilities as of February 20, 2024.

Metal	Smelter Name	Location of Smelter or Refiner
Gold	L'Orfebre S.A.	ANDORRA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Royal Canadian Mint	CANADA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	SAFINA AS.	CZECHIA
Gold	WEEEREFINING	FRANCE
Gold	Agosi AG	GERMANY
Gold	Aurubis AG	GERMANY
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.**	INDIA
Gold	Bangalore Refinery	INDIA
Gold	Augmont Enterprises Private Limited**	INDIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Chimet S.p.A.	ITALY

Gold	T.C.A S.p.A	ITALY
Gold	Italpreziosi	ITALY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	DSC (Do Sung Corporation)	SOUTH KOREA
Gold	LT Metal Ltd.	SOUTH KOREA
Gold	LS MnM Inc.	SOUTH KOREA
Gold	Torecom	SOUTH KOREA
Gold	Korea Zinc Co., Ltd.	SOUTH KOREA
Gold	SungEel HiMetal Co., Ltd.	SOUTH KOREA
Gold	NH Recytech Company	SOUTH KOREA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	REMONDIS PMR BV.	NETHERLANDS
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Boliden Ronnskar	SWEDEN

Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	MKS PAMP SA	SWITZERLAND
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Valcambi S.A.	SWITZERLAND
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. AS.	TURKEY
Gold	Advanced Chemical Company	UNITED STATES
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Materion	UNITED STATES
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tantalum	AMG Brasil	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	KEMET de Mexico	MEXICO
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	QuantumClean	UNITED STATES
Tantalum	Telex Metals	UNITED STATES
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Materion Newton Inc.	UNITED STATES
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tin	Aurubis Beerse	BELGIUM
Tin	EM Vinto	BOLIVIA
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	Dowa	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	DS Myanmar	MYANMAR
Tin	Minsur	PERU
Tin	OM Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Fenix Metals	POLAND
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Aurubis Berango	SPAIN
Tin	CRM Synergies	SPAIN
Tin	Rui Da Hung	TAIWAN
Tin	OM Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Thaisarco	THAILAND
Tin	Alpha	UNITED STATES
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Tin Technology & Refining	UNITED STATES
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	ALMT Corp.	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Global Tungsten & Powders LLC	UNITED STATES
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Masan High-Tech Materials	VIET NAM

** The RMAP conformant status of the smelter or refiner changed following the 2023 reporting period and is being removed from the AMD supply chain.